Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

TON Strategy Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Common Stock, par value $0.0001	457(c)	59,214,977	(1)(2)	$ 10.44	(3)	$618,204,359.88	0.00015310	$94,647.09
Fees Previously Paid	—	—	—	—		—		—		—

Carry Forward Securities
Carry Forward Securities	—	—	—	—				—		—	—	—	—	—
	Total Offering Amounts							$618,204,359.88		$94,647.09
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fee Due									$94,647.09

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this prospectus shall also cover any additional shares of the Company’s common stock, par value $0.0001 (“Common Stock”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)	The 59,214,977 shares of Common Stock comprise: (i) 57,024,121 shares of Common Stock acquired by certain of the Selling Stockholders in a private investment public equity transaction (the “PIPE Financing”); (ii) 1,677,996 shares of Common Stock underlying pre-funded warrants acquired by certain of the Selling Stockholders in the PIPE Financing with an exercise price of $0.0001 per share; and (iii) 512,860 shares of Common Stock acquired by Cohen & Company Securities, LLC as consideration for services provided as placement agent in connection with the PIPE Financing.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(g) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of Common Stock as reported on The Nasdaq Stock Market on September 4, 2025.